Exhibit 10.1

FIFTH AMENDMENT TO REVOLVING LINE OF CREDIT

LOAN AGREEMENT, TERM LOAN AGREEMENT AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO REVOLVING LINE OF CREDIT LOAN AGREEMENT, TERM LOAN AGREEMENT AND SECURITY AGREEMENT (“Fifth Amendment”) is made as of March 16, 2009, by and among EF Johnson Technologies, Inc.,  a Delaware corporation (formerly known as EFJ, Inc.), E. F. Johnson Company, a Minnesota corporation, Transcrypt International, Inc., a Delaware corporation, and 3e Technologies International, Inc., a Maryland corporation (jointly and severally, the “Borrower”), all having an address at c/o E.F. Johnson Technologies, Inc.,1440 Corporate Drive, Irving, Texas 75038; and Bank of America, N.A., a national banking association (the “Lender”).

RECITALS

A.                                  Borrower and the Lender are parties to that certain Revolving Line of Credit Loan Agreement and Security Agreement, dated as of November 15, 2002, as amended by that certain First Amendment to Revolving Line of Credit Loan Agreement and Security Agreement dated as of September 13, 2004, and as further amended by that certain Second Amendment to Revolving Line of Credit Loan Agreement and Security Agreement dated as of July 11, 2006,  and as further amended by that certain Third Amendment to Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement dated as of March 6, 2007, and as further amended by that certain Fourth Amendment to Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement dated as of March 10, 2008 (as so amended, referred to hereafter as the “Loan Agreement”).

B.                                    The Loan Agreement governs and secures (1) a certain revolving line of credit loan in the maximum principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00), which loan is evidenced by that certain Revolving Note dated as of November 15, 2002, as modified by that certain First Amendment to Revolving Note dated as of September 13, 2004, and as further modified by that certain Second Amendment to Revolving Note dated as of July 11, 2006, and as further modified by that certain Third Amendment to Revolving Note dated as of March 10, 2008, made payable by Borrower to Lender in the maximum principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00)(as so modified, the “Revolving Note”); and (2) a certain term loan in the original principal amount of Fifteen Million and 00/100 Dollars ($15,000,000), evidenced by that certain Term Note dated as of July 11, 2006, as modified by that certain First Amendment to Term Note dated as of March 10, 2008, made payable by Borrower to Lender in the original principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00) (as so modified, the “Term Note”).

C.                                    For the fiscal quarter of Borrower ending December 31, 2008, Borrower is not in compliance with the Minimum EBITDA covenant set forth under the Loan Agreement.  Borrower has made a request to Lender to waive such financial covenant default on a one time basis.  Lender is willing to waive such financial covenant default on a one time basis, subject to the further modification of the Loan Agreement to revise certain of the  financial covenants, to reduce the maximum principal amount of the line of credit governed and secured by the Loan Agreement, to obtain additional security for the term loan governed and secured by the Loan Agreement, and for certain other purposes, as more fully set forth hereafter.

D.                                   Capitalized terms used in this Fifth Amendment and not defined herein have the meanings ascribed to them in the Loan Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

1.                                      Representations and Warranties.  To induce the Lender to enter into this Fifth Amendment, the Borrower provides the following warranties and representations to Lender:

a.                                       The Borrower’s books and records properly reflect the Borrower’s financial condition, and no material adverse change in the Borrower’s financial condition has occurred since the last date that the Borrower provided financial reports to the Lender; and

b.                                      No litigation which, in the aggregate, is material to Borrower’s operations or financial condition, is pending or threatened against the Borrower of which the Borrower has not informed the Lender in writing or which is not disclosed in Borrower’s required public filings with the Securities and Exchange Commission; and

c.                                       Except as set forth in the Recitals to this Fifth Amendment with respect to Borrower’s non-compliance with the stated Minimum EBITDA financial covenant set forth in the Loan Agreement and as otherwise hereafter set forth in Section 3 of this Fifth Amendment, the Borrower is in compliance with all provisions of the Loan Agreement and with all applicable laws and regulations; and

d.                                      The Borrower has the power and authority to enter into this Fifth Amendment, to perform its obligations hereunder, to execute all documents being executed and delivered in connection herewith, and to incur the obligations provided for herein, all of which have been duly authorized and approved in accordance with the Borrower’s organizational documents; and

e.                                       This Fifth Amendment, together with all documents executed in connection herewith or pursuant hereto, constitute the valid and legally binding obligations of the Borrower in accordance with their respective terms; and

f.                                         The obligations of the Borrower under the Loan Documents remain valid and enforceable obligations, and the execution and delivery of this Fifth Amendment and the other documents executed in connection herewith shall not be construed as a novation of the Loan Agreement or the other Loan Documents; and

g.                                      There have been no changes to the Borrower’s organizational documents as of the date of this Fifth Amendment, except as have been fully disclosed and previously delivered to Lender, and all of the Borrower’s organizational documents previously delivered to the Lender in conjunction with the Loan Agreement remain in full force and effect and unmodified.

2.                                      Waiver of Covenant Defaults; Next Quarterly Testing.  Lender hereby waives, on a one time basis, the defaults arising under the Loan Agreement as a result of Borrower’s failure to comply with the Minimum EBITDA covenant set forth in the Loan Agreement, for the period ending December 31, 2008.  Nothing herein shall constitute a waiver of any other defaults which may have previously occurred, or may hereafter occur under the Loan Agreement.  Furthermore, Lender shall not be testing for compliance of the financial covenants set forth in Section 6.14 of the Loan Agreement for the quarter ending March 31, 2009 and hereby waives compliance by Borrower with such covenants for such  quarter.  The next testing for compliance of the financial covenants under Section 6.14 of the Loan Agreement shall be for the quarter ending June 30, 2009.

3.                                      Waiver of Warranty Defaults - Licenses and Contracts.  Section 5.11 of the Loan Agreement entitled “Licenses and Contracts” provides as follows:

“All franchises, licenses, trademarks, trade names, copyrights, patents, permits, certificates, consents, approvals, authorizations, agreements and contracts necessary to operate Borrower’s business as it currently is being operated and to own or lease Borrower’s property have been obtained, are in effect, have been complied with in all material respects by Borrower, are free from challenge, and to the extent permitted under applicable law, are fully assignable to the Lender for the purpose of securing the

Revolving Loan.  Borrower has no knowledge and has not received any notice to the effect that any product it manufactures or sells, or any service it renders, or any process, method, know-how, trade secret, part or material it employs in the manufacture of any product it makes or sells or any service it renders, or the marketing or use by it or another of any such product or service, may infringe any trademark, trade name, copyright, patent, trade secret or legally protected right of any other Person.”

Borrower has disclosed to Lender that (a) it possesses licenses from Motorola, Inc. that are not assignable without the prior consent of Motorola, Inc., and (b) that Borrower has received a claim of patent infringement, said matters being more fully described in Schedule 5.11 attached hereto and incorporated herein, which schedule shall constitute a new schedule to the Loan Agreement.  Lender hereby waives any default arising under Section 5.11 of the Loan Agreement as a result of the breach of Borrower’s warranty with respect to the assignability of said licenses and said patent infringement claim; subject to the following terms with respect to the patent infringement claim.  The waiver set forth in herein does not extend to any default arising under the Loan Agreement as a result of (a) such claim resulting in, or which reasonably could be expected to result in, the occurrence of any material adverse change in the business, operations, prospects, properties or assets or condition, financial or otherwise, of the Borrower, or (b) entry of a judgment or decree against Borrower with respect to such claim, which by itself or when combined with any other judgments or decrees against Borrower, exceeds an amount of more than One Hundred Thousand and 00/100 Dollars ($100,000.00) (which is not paid or fully covered by insurance) and which judgments or decrees have not been vacated, discharged, stayed or bonded pending appeal within fifteen (15) days from the entry thereof, or any attachment or garnishment shall be issued against the Borrower or the Borrower’s property with respect to such claim, and any such attachment shall not have been vacated, discharged, stayed or bonded pending trial in a manner satisfactory to Lender.

4.                                      Definition of EBITDA.  The definition of “EBITDA” under the Loan Agreement is hereby deleted in its entirety and restated as follows:

““EBITDA” means the Borrower’s net income, less income or plus loss from discontinued operations and extraordinary items, plus income taxes, plus interest expense, plus depreciation, depletion and amortization, plus non-cash equity based compensation expense and excluding any non-cash impairment charges, including without limitation, the non-cash impairment charges associated with the acquisition of 3e Technologies International, Inc. by EFJ, Inc. (now known as EF Johnson Technologies, Inc.)”

5.                                      Definition of Funded Debt. The definition of “Funded Debt” under the Loan Agreement is hereby deleted in its entirety and restated as follows:

““Funded Debt” means the sum of (i) all outstanding liabilities of the Borrower for borrowed money and all other interest bearing liabilities, including without limitation, current and long term debt, plus (ii) all LOC Obligations, (iii) plus any primary or contingent guaranty liability.  By way of clarification, “Funded Debt” does not include Borrower’s Mark to Market liability associated with derivatives entered into with respect to the Loans, restricted cash of Borrower or any liability of Borrower arising directly from payment or performance bonds issued at the request and for the benefit of Borrower.”

6.                                      Definition of Maximum Revolving Commitment Amount.  The definition of “Maximum Revolving Commitment Amount” under the Loan Agreement is hereby deleted in its entirety and restated as follows:

““Maximum Revolving Commitment Amount” means Ten Million and 00/100 Dollars ($10,000,000.00), or such lesser amount that Borrower may request as hereinafter provided.”

7.                                      Definition of Revolving Loan.  The definition of “Revolving Loan” under the Loan Agreement is hereby deleted in its entirety and restated as follows:

““Revolving Loan” means the Revolving Loan facility made available by the Lender to the Borrower pursuant to this Agreement in the maximum principal amount of Ten Million and 00/100 Dollars ($10,000,000.00), evidenced by the Revolving Note.”

8.                                      Definition of Revolving Note.  The definition of “Revolving Note” under the Loan Agreement is hereby deleted in its entirety and restated as follows:

““Revolving Note” means the Borrower’s promissory note entitled Revolving Note, dated as of November 15, 2002, as modified by that certain First Amendment to Revolving Note dated as of September 13, 2004, and as further modified by that certain Second Amendment to Revolving Note dated as of July 11, 2006, and as further modified by that certain Third Amendment to Revolving Note dated as of March 10, 2008, and as further modified by that certain Fourth Amendment to Revolving Note dated as of March 16, 2009, payable to the order of Lender in the principal amount of Ten Million and 00/100 Dollars ($10,000,000.00), and evidencing the Borrower’s obligation to repay the Revolving Loan, as said Revolving Note may be further modified from time to time.”

9.                                      Additional Cash Collateral for Term Loan.  In addition to any other Collateral for the Term Loan, contemporaneous with the execution and delivery of this Fifth Amendment by Borrower to Lender, Borrower shall deliver to Lender as additional security for the Term Loan and any obligation or indebtedness related to the Term Loan (such as any obligation under an interest rate swap agreement or other derivative product), in immediately available funds, the sum of Three Million and 00/100 Dollars

($3,000,000.00) (the “Cash Pledge”), to be held by Lender in a separate account with Lender (along with any and all interest thereon, provided that Lender agrees to release such interest to the Borrower as long as no default or Event of Default has occurred under the Loan Documents and provided that such release will not cause the amount of the Cash Pledge held in the account to drop below the sum of $3,000,000), until the earlier to occur of (1) full satisfaction and payment by Borrower of all amounts owing on the Term Loan or any obligation or indebtedness related to the Term Loan (such as any obligation under an interest rate swap agreement or other derivative product), or (2) Lender providing, in a writing signed by Lender, a release of the Cash Pledge as collateral for the Term Loan.  If an Event of Default occurs under the Loan Agreement, the Cash Pledge may, without further notice or demand, be applied by Lender against the amounts owing under the Term Note or any obligation or indebtedness related to the Term Loan (such as any obligation under an interest rate swap agreement or other derivative product), in such manner as the Lender may determine in its sole discretion.  The Cash Pledge shall be part of the “Collateral”, as such term is defined in the Loan Agreement; provided however, that the Cash Pledge shall not collateralize the Revolving Loan.  Borrower hereby grants to Lender a first priority security interest in the Cash Pledge as collateral for the Term Loan and any obligation or indebtedness related to the Term Loan (such as any obligation under an interest rate swap agreement or other derivative product).  There shall not exist, at any time, any lien or encumbrance against the Cash Pledge except as permitted under the Loan Agreement as modified hereby, or which would otherwise be for the benefit of Lender.  Furthermore, contemporaneous with the execution and delivery of this Fifth Amendment by Borrower to Lender, Borrower shall also (1) execute and deliver to Lender a Pledge Agreement with respect to the Cash Pledge for the benefit of Lender, in form and substance satisfactory to Lender, (2) execute and deliver to Lender an account control agreement (and authorize and instruct any securities intermediary holding the account in which the Cash Pledge is held to execute and deliver an account control agreement) for purposes of perfecting Lender’s security interest in and lien against the Cash Pledge and the account in which the Cash Pledge and any products and proceeds may be located.   Borrower shall take all such further actions as Lender may request to facilitate Lender obtaining a first priority perfected security interest in and to the Cash Pledge and all products and proceeds thereof.

10.                                Grant of Security Interest.  Section 4.1 of the Loan Agreement entitled “Grant of Security Interest” is hereby deleted in its entirety and restated as follows:

“4.1                           Grant of Security Interest.  As security for (i) the payment of the Loans, and any other extensions of credit, loans, letters of credit or other financial accommodations now or hereafter made by the Lender for the benefit of the Borrower, and (ii) the performance of the Borrower’s obligations under or in connection with any interest rate swap agreement as defined in 11 U.S.C. §101 by and between the Borrower and the Lender or any Affiliate of the Lender (whether absolute or contingent and whether now or hereafter becoming due or owing), and (iii) the payment and performance of any obligations of Borrower to FIA Card Services, Inc. (“FIA”) for any credit card exposure of Borrower to FIA (FIA constituting an “Affiliate” for purposes of this Agreement), and (iv) any other liability or obligation of the Borrower to the Lender whether now or hereafter existing, of every kind and description, whether or not evidenced by notes or other instruments, and whether or not such liability or obligations are direct or indirect, fixed or contingent, liquidated or unliquidated, the Borrower hereby assigns, grants and conveys to the Lender a security interest in the Collateral.  Proceeds of the Collateral shall be allocated pari passu among the Loans and any outstanding interest rate swap agreements.  The Borrower further agrees that the Lender shall have in respect of the Collateral all of the rights and remedies of a secured party under the Uniform Commercial Code, other applicable law and this Agreement.  The Borrower covenants and agrees to execute and deliver, and hereby authorizes the Lender to prepare and file with the financing records of such jurisdictions as the Lender deems appropriate, such financing statements and other instruments and filings or perform any and all acts as are necessary in the opinion of the Lender to perfect, maintain and protect the security interest hereby granted. Except as otherwise set forth in this Agreement, the Lender does not authorize and the Borrower agrees that it shall not take any of the following actions without the prior written consent of the Lender: (a) sell, lease, license, transfer, exchange or otherwise dispose of any of the Collateral except in the ordinary course of business; or (b) mortgage, pledge, lien, assign, grant a security interest or otherwise encumber any of the Collateral.

11.                                Financial Covenant - Funded Debt to EBITDA.  Section 6.14b. of the Loan Agreement entitled “Funded Debt to EBITDA” is hereby deleted in its entirety and restated as follows:

“b.           Funded Debt to EBITDA.  A maximum ratio of Funded Debt to EBITDA of (1) 3.50 to 1.00, tested on a quarterly basis, commencing with the fiscal quarter ending on June 30, 2009 and continuing through each fiscal quarter thereafter.

Compliance with such financial covenant for the Borrower’s 2009 fiscal year period which ends on December 31, 2009, will, for the last three quarters of such fiscal year, be measured each fiscal quarter on an annualized basis commencing as of

April 1, 2009 to determine compliance for the 2009 fiscal year, such calculation to be made as follows: (a) for the fiscal quarter ending on June 30, 2009, the equation shall be Funded Debt to (EBITDA for 2009 for the three months ending as of June 30, 2009 multiplied by 4); (b) for the fiscal quarter ending September 30, 2009, the equation shall be Funded Debt to (EBITDA for 2009 for the six months ending as of September 30, 2009 multiplied by 2); and (c) for the fiscal quarter ending December 31, 2009, the equation shall be Funded Debt to (EBITDA for 2009 for the nine months ending as of December 31, 2009 multiplied by 4/3).  Compliance with such covenant for the fiscal quarter end of March 31, 2010 and for each quarter end thereafter will be measured on a rolling and trailing four quarter basis.

Unless otherwise expressly provided in this Agreement, if the Borrower comprises a parent corporation and its subsidiaries, the above covenant relating to the financial condition of the Borrower refers to the financial condition of the parent corporation and those subsidiaries stated on a consolidated basis.”

12.                                Financial Covenant - Fixed Charge Coverage Ratio.  Section 6.14c. of the Loan Agreement entitled “Fixed Charge Coverage Ratio” is hereby deleted in its entirety and restated as follows:

“c.           Fixed Charge Coverage Ratio.  A minimum Fixed Charge Coverage Ratio of 1.25 to 1.00, tested on a quarterly basis, commencing with the fiscal quarter ending on June 30, 2009.

Compliance with such financial covenant for the Borrower’s 2009 fiscal year period which ends on December 31, 2009, will, for the last three quarters of such fiscal year (June 30, September 30 and December 31, 2009), be measured each fiscal quarter on a cumulative basis which commences April 1, 2009 (i.e., for the fiscal quarter ending on June 30, 2009 the calculation will be based on the three preceding months ending on June 30, 2009; for the fiscal quarter ending on September 30, 2009, the calculation will be based on the six preceding months ending on September 30, 2009; and for the fiscal quarter ending on December 31, 2009, the calculation will be based on the nine preceding months ending on December 31, 2009).  Compliance with such covenant for the fiscal quarter end of March 31, 2010 and for each quarter end thereafter will be measured on a rolling and trailing four quarter basis.  Unless otherwise expressly provided in this Agreement, if the Borrower comprises a parent corporation and its subsidiaries, the above covenant relating to the financial condition of the Borrower refers to the financial condition of the parent corporation and those subsidiaries stated on a consolidated basis.”

13.                                Financial Covenant - Minimum Quarterly EBITDA.  Section 6.14d of the Loan Agreement entitled “Minimum EBITDA” is hereby deleted in its entirety and restated as follows:

“d.           Minimum Quarterly EBITDA.  A minimum EBITDA for Borrower of (i) $1,650,000.00 for Borrower’s fiscal quarter ending June 30, 2009, (ii) $1,675,000.00 for Borrower’s fiscal quarter ending September 30, 2009, (iii) $1,975,000.00 for Borrower’s fiscal quarter ending December 31, 2009, and (iv) $100,000.00 for Borrower’s fiscal quarter ending March 31, 2010.

Compliance with such financial covenant will be measured each fiscal quarter, beginning with the fiscal quarter ending on June 30, 2009, on a quarter-by-quarter basis (and not on an annualized or rolling and trailing four quarter basis).  Unless otherwise expressly provided in this Agreement, if the Borrower comprises a parent corporation and its subsidiaries, the above covenant relating to the financial condition of the Borrower refers to the financial condition of the parent corporation and those subsidiaries stated on a consolidated basis.”

14.                                Financial Covenant - Minimum Liquidity.  Section 6.14e of the Loan Agreement entitled “Minimum Liquidity” is hereby deleted in its entirety.

15.                                Debt and Encumbrances - Insurance Policies.  Sections 7.1 and 7.2 of the Loan Agreement prohibit, among other things, Borrower from obtaining certain Debt or incurring certain Encumbrances except as expressly permitted in said sections.  Notwithstanding anything in the Loan Agreement to the contrary, the parties acknowledge and agree that such sections of the Loan Agreement prohibit Borrower from pledging, granting a security interest in, assigning or otherwise encumbering any insurance policies owned by the Borrower (including without limitation, any cash surrender value or death benefit with respect to any such insurance policies), for any purpose, without the Lender’s prior written consent, which consent the Lender may withhold in its sole and absolute discretion.

16.                                Negative Covenant - Capital Expenditures.  Section 7.13 of the Loan Agreement entitled “Capital Expenditures” is hereby deleted in its entirety and restated as follows:

“7.13       Capital Expenditures.  Make capital expenditures in excess of (a) Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) during Borrower’s fiscal year beginning on January 1, 2009 and ending on December 31, 2009, and (b) One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) during the period of time beginning January 1, 2010 and ending June 30, 2010.”

17.                                Field Examination.  Lender shall conduct a field examination of Borrower, including a review and testing of the financial books and records of Borrower, such field examination to be satisfactory to Lender in all respects and to be conducted at the sole cost and expense of Borrower, all such cost and expense being payable upon demand by Lender.

Borrower shall fully cooperate with Lender and its agents in conjunction with such field examination, with Borrower agreeing to use its best efforts to assist Lender in meeting the scheduled completion date for said field examination of April 30, 2009.

18.                                Additional Fees and Costs.  The Borrower promises to pay, on demand, a loan amendment fee in the amount of $60,000.00 for the financial covenant default waiver and modifications agreed to by Lender as set forth herein, along with all costs (including attorneys’ fees and expenses) incurred by the Lender for the preparation and negotiation of this Fifth Amendment and any documents prepared in connection with this Fifth Amendment, along with any filing and recording fees and taxes and public records search fees.  Nothing herein shall impair, limit or modify Borrower’s obligation to pay to Lender, on demand, all fees and costs (including attorneys’ fees and costs) incurred in conjunction with the enforcement or defense of Lender’s rights and remedies under the Loan Agreement as modified by this Fifth Amendment, or under any of the other Loan Documents.  The loan amendment fee and the costs and fees (including the attorneys’ fees and expenses) for the preparation and negotiation of this Fifth Amendment and any other documents prepared in conjunction with this Fifth Amendment, and all filing and recording fees and taxes and public records search fees shall be paid by Borrower to Lender, in immediately available funds, on or before the date of this Fifth Amendment.

19.                                Enforceability of Loan Agreement; No Offsets or Defenses.  Except as modified by this Fifth Amendment, the Loan Agreement remains in full force and effect and unmodified.  Borrower warrants and represents that it has no offsets or defenses to its obligations under the Loan Agreement, as so modified, or with respect to the other Loan Documents.

20.                                Release.  In consideration of Lender’s agreement to this Fifth Amendment, the Borrower hereby releases and waives any and all claims, actions or causes of action of any kind that it may have against the Lender as of the date of this Fifth Amendment arising out of or relating to the Revolving Note, Term Note or the Loan Agreement (as amended by this Fifth Amendment) or that otherwise may exist as of the date of this Fifth Amendment.

21.                                Arbitration.

This paragraph concerns the resolution of any controversies or claims between the Borrower and the Lender, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) the Loan Agreement or this Fifth Amendment (including any renewals, extensions or modifications); or (ii) any document related to the Loan Agreement or this Fifth Amendment; (collectively a “Claim”).

At the request of the Borrower or the Lender, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the “Act”).  The Act will apply even though the Loan Agreement as modified by this Fifth Amendment provides that it is governed by the law of a specified state.  Arbitration proceedings will be determined in accordance with the Act, the applicable rules and procedures for the arbitration of disputes of JAMS or any successor thereof (“JAMS”), and the terms of this paragraph.  In the event of any inconsistency, the terms of this paragraph shall control.

The arbitration shall be administered by JAMS and conducted in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in Maryland.   All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million and 00/100 Dollars ($5,000,000.00), upon the request of any party, the Claims shall be decided by three arbitrators.  All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing.  However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days.  The arbitrator(s) shall provide a concise written statement of reasons for the award.  The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.  For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit.  Any dispute concerning this arbitration provision or whether a claim is arbitrable shall be determined by the arbitrator(s).  The arbitrator(s) shall have the power to award legal fees pursuant to the terms of the Loan Agreement as modified by this Fifth Amendment.

This paragraph does not limit the right of the Lender to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

22.                                WAIVER OF JURY TRIAL.  BY AGREEING TO BINDING ARBITRATION, BORROWER AND LENDER IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF A CLAIM.  FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS AGREEMENT TO ARBITRATE, TO THE EXTENT ANY CLAIM IS NOT

ARBITRATED, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN AGREEMENT AS MODIFIED BY THIS FIFTH AMENDMENT.

23.                                No Oral Agreements.  This Fifth Amendment, the Loan Agreement, and the other Loan Documents constitute the entire agreement of the parties concerning the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten or oral agreements between the parties.

(Signatures and Notary Acknowledgments continue on following pages)

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Fifth Amendment under seal as of the day and year first hereinabove set forth.

EF JOHNSON TECHNOLOGIES, INC., a Delaware corporation
(formerly known as EFJ, INC.)

	By:	/s/ Jana Ahlfinger Bell	(SEAL)
Name: Jana Ahlfinger Bell
Title: Executive Vice President and Chief Financial Officer

State of Texas	)
County of Dallas	) To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Executive Vice President and Chief Financial Officer of EF Johnson Technologies, Inc. (formerly known as  EFJ, Inc.), a Delaware corporation, this 16th day of March, 2009.

[SEAL]		/s/ Elaine Flud Rodriguez
Notary Public

My commission expires:		September 23, 2009
My registration number:

E. F. JOHNSON COMPANY, a Minnesota corporation

	By:	/s/ Jana Ahlfinger Bell	(SEAL)
Name: Jana Ahlfinger Bell
Title: Chief Financial Officer

State of Texas	)
County of Dallas	) To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Chief Financial Officer of E.F. Johnson Company, a Minnesota corporation, this 16th day of March, 2009.

[SEAL]		/s/ Elaine Flud Rodriguez
Notary Public

My commission expires:		September 23, 2009
My registration number:

TRANSCRYPT INTERNATIONAL, INC., a Delaware corporation

	By:	/s/ Jana Ahlfinger Bell	(SEAL)
Name: Jana Ahlfinger Bell
Title: Chief Financial Officer

State of Texas	)
County of Dallas	) To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Chief Financial Officer of Transcrypt International, Inc., a Delaware corporation, this 16th day of March, 2009.

[SEAL]		/s/ Elaine Flud Rodriguez
Notary Public

My commission expires:		September 23, 2009
My registration number:

3e TECHNOLOGIES INTERNATIONAL, INC., a Maryland corporation

	By:	/s/ Jana Ahlfinger Bell	(SEAL)
Name: Jana Ahlfinger Bell
Title: Chief Financial Officer

State of Texas	)
County of Dallas	) To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Chief Financial Officer of 3e Technologies International, Inc., a Delaware corporation, this 16th day of March, 2009.

[SEAL]
/s/ Elaine Flud Rodriguez
Notary Public

My commission expires:	September 23, 2009
My registration number:

BANK OF AMERICA, N.A.

	By:	/s/ Michael J. Radcliffe	(SEAL)
Name: Michael J. Radcliffe
Title: Senior Vice President

State of Maryland	)
County of Prince George’s	) To Wit:

Acknowledged before me by Michael J. Radcliffe as Senior Vice President of Bank of America, N.A., this 16th day of March, 2009.

[SEAL]
/s/ Faatimah R. Wilson
Notary Public

My commission expires:		February 4, 2013
My registration number: